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                                                                     EXHIBIT 3.1

              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                           OF AURUM SOFTWARE, INC.

     Aurum Software, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     A. The name of the corporation is Aurum Software, Inc. The corporation was originally incorporated under the same name and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on July 31, 1996.

     B. This Certificate of Incorporation has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the Board of Directors and the Stockholders of the corporation.

     C. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation.

     D. The text of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

                                 Article I.

     The name of the corporation is Aurum Software, Inc. (the "Company").

                                 Article II.

     The address of the Company's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.
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                                Article III.

     The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                 Article IV.

     1.   Authorized Capital.  The Company is authorized to issue two classes of
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stock, designated "Common Stock" and "Preferred Stock," respectively.  The total number of shares of Common Stock which the Company has the authority to issue is 25,000,000, $.001 par value, and the total number of shares of Preferred Stock the Company has the authority to issue is 5,000,000, $.001 par value. The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board). The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding), the number of shares of any series subsequent to the issue of shares of that series.

                                 Article V.

     The Company is to have perpetual existence.

                                 Article VI.

     Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Company shall so provide.

                                Article VII.

     The number of directors which constitute the whole Board of Directors of the Company shall be designated in the Bylaws of the Company.

                                Article VIII.

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Company.

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                                 Article IX.

     1. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

     2. The Company shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Company or any predecessor of the Company, or serves or served at any other enterprise as a director, officer or employee at the request of the Company or any predecessor to the Company.

     3. Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of the Company's Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                 Article X.

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Company may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Company.

                                 Article XI.

     Vacancies created by the resignation of one or more members of the Board of Directors and newly created directorships, created in accordance with the Bylaws of this Company, may be filled by the vote of a majority, although less than a quorum, of the directors then in office, or by a sole remaining director.

                                Article XII.

     Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Company.


                                Article XIII.

     Stockholders shall be entitled to cumulative voting rights in the election of directors as set forth in this Article XIII and the Bylaws of the Company, but only until cumulative voting rights are not required under
Section 2115 of the California Corporations Code. Subject to such limitation, at all

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elections of directors of the Company, each holder of stock or of any class or classes or of a series or series thereof shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such stockholder would be entitled to cast for the election of directors with respect to such stockholder's shares of stock multiplied by the number of directors to be elected, and such stockholder may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or for any two or more of them as such stockholder may see fit. At such time as cumulative voting rights are not required under Section 2115 of the California Corporations Code, this Article XIV shall no longer be effective and may be deleted herefrom upon any restatement of this Certificate of Incorporation.

                                Article XIV.

     The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


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     IN WITNESS WHEREOF, the Company has caused this Amended and Restated
Certificate of Incorporation to be signed by Mary E. Coleman, its Chief Executive Officer, effective as of November 1, 1996.


                                    AURUM SOFTWARE, INC.


                                    By:  /s/ Mary E. Coleman
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                                         Mary E. Coleman
                                         President and Chief Executive Officer

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